Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Axos Financial, Inc.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated August 21, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Axos Financial, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ BDO USA, P.C.
BDO USA, P.C.
San Diego, California

March 5, 2026